EXHIBIT 21
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                           SUBSIDIARIES OF THE COMPANY


Spire International Sales Corporation     Incorporated on 31 January 1985
                                          Under the laws of the Virgin Islands
                                          of the United States

Spire Biomedical Inc.                     Incorporated on 25 October 2000
                                          Under the laws of the Commonwealth of
                                          Massachusetts